Exhibit 99.1

INNOSPEC REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

Strong growth in Fuel Specialties operating income offsetting lower results in our other businesses

Focus on sequential gross margin and operating income improvement in the second half of the year

Debt-free balance sheet with over $266 million in net cash; $8.2 million in share repurchases

GAAP EPS 94 cents and adjusted non-GAAP EPS $1.26

Englewood, CO – August 5, 2025 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the second quarter ended June 30, 2025.

Total revenues for the second quarter were $439.7 million, an increase of 1 percent from $435.0 million in the corresponding period last year. Net income for the quarter was $23.5 million or 94 cents per diluted share compared to $31.2 million or $1.24 per diluted share recorded last year. Adjusted EBITDA for the quarter was $49.1 million compared to $54.1 million reported in the same period a year ago.

Results for this quarter include some special items, which are summarized in the table below. Excluding these items, adjusted non-GAAP EPS in the second quarter was $1.26 per diluted share, compared to $1.39 per diluted share a year ago.

Cash from operating activities was $9.3 million before capital expenditures of $16.2 million. The quarter closed with net cash of $266.6 million. In the second quarter, the Company paid its semi-annual dividend of 84 cents per common share and repurchased 89,778 of its common shares under the share repurchase program at a cost of $20.8 million and $8.2 million respectively.

Adjusted EBITDA, income before income taxes excluding special items and net income excluding special items and related per-share amounts together with net cash, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended June 30, 2025			Quarter ended June 30, 2024

(in millions, except share and per share data)	Income before income taxes	Net income	Diluted EPS	Income before income taxes	Net income	Diluted EPS

Reported GAAP amounts	$31.9	$23.5	$0.94	$43.7	$31.2	$1.24

Foreign currency exchange losses	4.7	3.5	0.14	0.1	0.1	-

Legacy costs of closed operations	3.0	2.3	0.09	0.8	0.6	0.02

Amortization of acquired intangible assets	2.1	1.6	0.06	3.2	2.4	0.10

Adjustment to fair value of contingent consideration	0.8	0.8	0.03	0.6	0.4	0.02

Adjustment of income tax provisions	-	-	-	-	0.2	0.01

	10.6	8.2	0.32	4.7	3.7	0.15

Adjusted non-GAAP amounts	$42.5	$31.7	$1.26	$48.4	$34.9	$1.39

Commenting on the second quarter results, Patrick S. Williams, President and Chief Executive Officer, said,

“This was a balanced quarter overall for Innospec. Our diversified portfolio again benefited from strong growth in Fuel Specialties operating income, offsetting lower results in Performance Chemicals and Oilfield Services.

Performance Chemicals delivered strong sales growth with a nine percent increase on the prior year driven by lower margin products. As a consequence gross margins fell short of our expectations. Gross margin improvement is a key priority in Performance Chemicals, and our team remains focused on delivering sequential growth in the coming quarters. We continue to see general customer caution in the short term. In the medium term, we intend to accelerate margin-accretive opportunities across all our end markets. We expect no change in our customers’ drive towards clean, mild and performance-boosting technologies, in which Innospec is exceptionally well placed.

Fuel Specialties had another strong quarter with a double-digit increase in operating income over the prior year. As expected, the business has continued to deliver consistent results through the current economic uncertainty. We remain focused on achieving full year operating income growth and margin improvement in this business.

As anticipated, Oilfield Services operating income improved on a sequential basis but declined against the prior year. We remain focused on driving further sequential operating income growth through a combination of top-line initiatives, cost management and other near-term improvement opportunities in the second half of this year. Our outlook does not expect any resumption of Latin America activity for the remainder of the year.”

Revenues in Performance Chemicals of $173.8 million were up 9 percent over the second quarter of last year. Volumes grew 4 percent with a positive price/mix of 2 percent and a positive currency impact of 3 percent. Gross margins of 17.5 percent decreased by 5.1 percentage points from the same quarter last year. Operating income of $14.3 million decreased 33 percent from $21.2 million in the corresponding prior year period.

Revenues in Fuel Specialties of $165.1 million were down 1 percent from $166.6 million in the second quarter of last year. Volumes were down 7 percent with price/mix up 4 percent and a positive currency impact of 2 percent. Gross margins of 38.1 percent increased by 3.5 percentage points over last year. Operating income of $35.4 million increased 16 percent from $30.4 million a year ago.

Revenues in Oilfield Services of $100.8 million for the quarter were down 7 percent from $108.3 million in the second quarter of last year. Gross margins of 29.6 percent decreased by 1.0 percentage point from the same quarter last year on a weaker sales mix. Operating income of $6.2 million decreased 15 percent from $7.3 million in the prior year period.

Corporate costs for the quarter of $20.9 million included a $2.3 million legacy environmental provision, compared with $17.6 million a year ago.

The effective tax rate for the quarter was 26.3 percent compared to 28.6 percent in the same period last year reflecting the geographical location of taxable profits.

For the quarter, cash provided by operating activities was $9.3 million compared to $4.7 million a year ago. As of June 30, 2025, Innospec had $266.6 million in cash and cash equivalents and no debt.

Mr. Williams concluded,

“We continue to prioritize gross margin and operating income improvement in the near term in Performance Chemicals and Oilfield Services, which we intend to deliver in the second half of 2025. We remain focused on a combination of sales, cost actions, new technology commercialization and other improvement opportunities across all regions and end-markets. In addition, we expect Fuel Specialties to continue to deliver good results.

Operating cash generation was positive in the quarter, and our net cash position closed at over $266 million. We have significant balance sheet flexibility for M&A, dividend growth, organic investment and buybacks. This quarter we continued our record of returning value to shareholders with our semi-annual dividend of 84 cents per share and $8.2 million in share repurchases.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise adjusted EBITDA, income before income taxes excluding special items, net income excluding special items and related per share amounts together with net cash. Adjusted EBITDA is net income per our consolidated financial statements adjusted for the exclusion of interest income, net, income taxes, depreciation and amortization, foreign currency exchange losses/(gains), legacy costs of closed operations and adjustment to fair value of contingent consideration. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of foreign currency exchange losses, legacy costs of closed operations, amortization of acquired intangible assets, adjustment to fair value of contingent consideration and adjustment of income tax provisions. Net cash is cash and cash equivalents less total debt. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and net income excluding special items and adjusted EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income) to allocate resources and evaluate the performance of the Company’s operations and has provided a reconciliation of adjusted EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2,450 employees in 22 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil and gas exploration and production industry.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “could,” “believes,” “feels,” “plans,” “intends,” “outlook” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2024, Innospec’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Corbin Barnes

Innospec Inc.

+44-151-355-3611

corbin.barnes@innospecinc.com

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Schedule 1

(in millions, except share and per share data)		Three Months Ended June 30				Six Months Ended June 30
		2025		2024		2025		2024

Net sales	$	439.7	$	435.0	$	880.5	$	935.2
Cost of goods sold		(316.5)		(308.1)		(632.2)		(652.6)

Gross profit		123.2		126.9		248.3		282.6

Operating expenses:
Selling, general and administrative		(74.6)		(71.6)		(143.9)		(162.1)
Research and development		(13.6)		(14.0)		(26.3)		(28.0)
Adjustment to fair value of contingent consideration		(0.8)		(0.6)		(1.5)		(1.4)
Profit on disposal of property, plant and equipment		0.1		-		0.2		0.1

Total operating expenses		(88.9)		(86.2)		(171.5)		(191.4)

Operating income		34.3		40.7		76.8		91.2
Other (expense)/income, net		(5.1)		0.9		(5.6)		3.6
Interest income, net		2.7		2.1		5.1		4.2

Income before income taxes		31.9		43.7		76.3		99.0
Income taxes		(8.4)		(12.5)		(20.0)		(26.4)

Net income	$	23.5	$	31.2	$	56.3	$	72.6

Earnings per share:
Basic	$	0.94	$	1.25	$	2.26	$	2.91
Diluted	$	0.94	$	1.24	$	2.24	$	2.89

Weighted average shares outstanding (in thousands):
Basic		24,937		24,937		24,954		24,918
Diluted		25,042		25,097		25,097		25,091

INNOSPEC INC. AND SUBSIDIARIES

Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS		Three Months Ended June 30				Six Months Ended June 30
(in millions)		2025		2024		2025		2024

Net sales:
Performance Chemicals	$	173.8	$	160.1	$	342.2	$	320.9
Fuel Specialties		165.1		166.6		335.4		343.5
Oilfield Services		100.8		108.3		202.9		270.8

		439.7		435.0		880.5		935.2

Gross profit:
Performance Chemicals		30.5		36.2		65.8		73.9
Fuel Specialties		62.9		57.6		123.7		118.2
Oilfield Services		29.8		33.1		58.8		90.5

		123.2		126.9		248.3		282.6

Operating income:
Performance Chemicals		14.3		21.2		34.1		42.3
Fuel Specialties		35.4		30.4		72.3		63.8
Oilfield Services		6.2		7.3		10.3		24.2
Corporate costs		(20.9)		(17.6)		(38.6)		(37.8)

		35.0		41.3		78.1		92.5
Adjustment to fair value of contingent consideration		(0.8)		(0.6)		(1.5)		(1.4)
Profit on disposal of property, plant and equipment		0.1		-		0.2		0.1

Total operating income	$	34.3	$	40.7	$	76.8	$	91.2

Schedule 2B

NON-GAAP MEASURES		Three Months Ended June 30				Six Months Ended June 30
(in millions)		2025		2024		2025		2024

Net income	$	23.5	$	31.2	$	56.3	$	72.6
Interest income, net		(2.7)		(2.1)		(5.1)		(4.2)
Income taxes		8.4		12.5		20.0		26.4
Depreciation and amortization		11.4		11.0		22.3		21.3
Foreign currency exchange losses/(gains)		4.7		0.1		4.3		(1.0)
Legacy costs of closed operations		3.0		0.8		3.8		1.6
Adjustment to fair value of contingent consideration		0.8		0.6		1.5		1.4

Adjusted EBITDA		49.1		54.1		103.1		118.1

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)		June 30, 2025		December 31, 2024

Assets

Current assets:
Cash and cash equivalents	$	266.6	$	289.2
Trade and other accounts receivable		336.1		341.7
Inventories		336.8		301.0
Prepaid expenses		13.7		21.0
Prepaid income taxes		12.1		3.1
Other current assets		4.4		0.6

Total current assets		969.7		956.6

Net property, plant and equipment		295.8		269.7
Operating lease right-of-use assets		49.3		44.8
Goodwill		397.6		382.5
Other intangible assets		78.3		65.4
Deferred tax assets		8.9		9.4
Pension asset		-		2.4
Other non-current assets		6.5		3.9

Total assets	$	1,806.1	$	1,734.7

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$	149.4	$	163.8
Accrued liabilities		163.5		169.1
Current portion of operating lease liabilities		15.6		13.9
Current portion of plant closure provisions		5.0		5.0
Accrued income taxes		3.9		19.6

Total current liabilities		337.4		371.4

Operating lease liabilities, net of current portion		33.7		31.0
Plant closure provisions, net of current portion		63.8		55.3
Deferred tax liabilities		24.0		23.5
Pension liabilities and post-employment benefits		13.9		13.1
Acquisition-related contingent consideration		24.5		20.1
Other non-current liabilities		7.3		4.2
Equity		1,301.5		1,216.1

Total liabilities and equity	$	1,806.1	$	1,734.7

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

		Six Months Ended June 30
(in millions)		2025		2024

Cash Flows from Operating Activities

Net income	$	56.3	$	72.6
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization		22.0		21.5
Adjustment to fair value of contingent consideration		1.5		1.4
Deferred taxes		(0.6)		0.7
Profit on disposal of property, plant and equipment		(0.2)		(0.1)
Non-cash movements on defined benefit pension plans		2.6		(1.6)
Stock option compensation		4.1		4.2
Changes in working capital		(22.6)		(10.0)
Movements in plant closure provisions		1.4		(0.1)
Movements in income taxes		(22.9)		(0.1)
Movements in unrecognized tax benefits		-		(2.9)
Movements in other assets and liabilities		(4.0)		(0.3)

Net cash provided by operating activities		37.6		85.3

Cash Flows from Investing Activities

Capital expenditures		(21.4)		(21.6)
Proceeds on disposal of property, plant and equipment		0.5		0.2
Business combinations, net of cash acquired		-		(0.2)
Internally developed software		(10.8)		(8.1)

Net cash used in investing activities		(31.7)		(29.7)

Cash Flows from Financing Activities

Non-controlling interest		1.2		0.8
Refinancing costs		-		(0.3)
Dividend paid		(20.8)		(19.0)
Issue of treasury stock		0.4		0.8
Repurchase of common stock		(13.3)		(0.7)

Net cash used in financing activities		(32.5)		(18.4)

Effect of foreign currency exchange rate changes on cash		4.0		(0.7)

Net change in cash and cash equivalents		(22.6)		36.5
Cash and cash equivalents at beginning of period		289.2		203.7

Cash and cash equivalents at end of period	$	266.6	$	240.2